OLD NATIONAL
P.O. Box 718 - Evansville, IN 47705
NYSE Symbol: ONB

NEWS RELEASE
SUBJECT: DATE: For Further Information Call:	OLD NATIONAL RECONFIRMS GUIDANCE FOR 2005 IN DISCUSSIONS WITH ANALYSTS November 18, 2004 Lynell Walton -- (812) 464-1366 Assistant Vice President -Investor Relations

In information prepared for discussions today with sell-side and buy-side analysts, Old National Bancorp (NYSE: ONB) confirmed its previous guidance of 2005 net income of $1.71 to $1.85 per share.

At the meeting at its headquarters in Evansville, Indiana, Old National executives expect to discuss financial and key ratio targets and provide an overview of the refocused community bank network, including the role of wealth management and insurance services in building customer relationships. Key elements are summarized here, and slides prepared to support the discussions will be posted on the company's Shareholder Relations Web page at www.oldnational.com in advance of the meeting, which will start at 10:00 a.m. CST.

During the discussions today, executives expect to cover the following points:

Bob Jones, President and Chief Executive Officer
  Old National aims to be clearly recognized in the communities it serves as the bank that builds long-term, highly valued relationships with clients through unequalled client care and solutions, delivered by associates with a passionate commitment to fostering loyal relationships, resulting in consistent, quality earnings.
  To carry out that vision, Old National's strategic initiatives are designed to achieve earnings consistency and quality, strengthen its risk environment, and leverage the expense discipline that has been built with Project ASCEND, the companywide expense reduction and revenue generation initiative.
  Old National's vision and disciplined financial targets drive the decision-making process.

Mike Hinton, Senior Executive Vice President and Chief Operating Officer
  Old National's strategies include both product expansion in its stable rural markets and strategic market expansion.
  Insight into customer expectations and market potential is the core element in Old National's strategic planning, goal setting, resource allocation, and operational execution.
  Understanding of market characteristics enables Old National to match strategies to market size and growth potential.

John Poelker, Executive Vice President and Chief Financial Officer
  The strategy for improving financial performance at Old National recognizes two phases -- repositioning in 2005 and 2006 and furthering delivery of consistent, quality earnings in subsequent years.
  Following the repositioning, Old National is targeting 6 percent to 8 percent annual EPS growth, which it believes is appropriate for its markets and achievable within acceptable risk tolerances.
  An important financial objective is to eliminate the volatility that has accompanied Old National's financial results in recent years. In support of that goal, the near-term outlook suggests less likelihood of unusual items than has been the case in the last four years.
  The 2005 earnings outlook of $1.71 to $1.85 per share recognizes currently anticipated continuing improvement in core earnings supplemented by the benefits of the ASCEND program and improved credit quality.

Daryl Moore, Executive Vice President and Chief Credit Officer

  Near-term targets include:

    $55 million to $65 million of nonaccrual loans

    Allowance for loan loss coverage of 125 percent to 150 percent of nonaccrual loans

    $375 million to $425 million of criticized and classified loans

    .40 percent to .50 percent on an annualized basis of net charge-offs as a percentage of total average loans.

  Old National expects to complete the sale of $35 million to $45 million of nonperforming loans by the end of the fourth quarter. The sale is not expected to result in an increase in the fourth-quarter provision for loan losses.

  Old National has implemented its new lending structure, in which loan approval and review processes involve both market executives and independent credit executives.

Chris Wolking, Senior Vice President and Treasurer

  Old National meets regulatory guidelines for banks designated as well capitalized.
  Old National's debt ratings remain unchanged with all three major rating agencies -- Standard & Poor's, Moody's, and Fitch -- including the outlook of stable.
  Old National's financial targets include an equity-to-asset ratio of 7.0 percent to 8.0 percent, tangible equity ratio of 6.0 percent to 7.0 percent, and return on equity of 15.0 percent to 17.0 percent.
  Old National expects to continue its stock dividend.
  Over time the company expects to reach a dividend payout target of 30 percent to 40 percent of earnings.
  As part of its stock repurchase program, Old National expects to continue to buy 1 percent to 2 percent of total shares outstanding annually.

Following the discussion of strategies and financial targets, Old National's banking, wealth management, and insurance executives -- Jerry Gassen, Executive Vice President, Banking; Carrie Ellspermann, President of the Wealth Management Group, and Tom Clayton, Executive Vice President, Administration and Operations, and interim head of the insurance group -- are prepared to discuss operational and market characteristics. They will be joined by three regional bank presidents, John Stanley, Joe Walker, and Dennis Heishman. Among their topics, covered in more detail on the slides posted on Old National's Web site, are:

  Opportunities to increase revenues, particularly through expanding the number of services per customer.
  Relationship-building opportunities that come from leveraging capabilities in banking, wealth management, and insurance.
  Old National's competitive advantages.
  Remodeling of banking offices to deliver services more effectively and introduce features that help solidify community and customer relationships.
  The regional structure's emphasis on putting decision-making responsibility as close as possible to clients.
  Initiatives across the community banking network to deliver consistent, quality earnings.

Old National Bancorp, a $9.0 billion financial holding company headquartered in Evansville, IN, employs professionals who advise, design and facilitate financial solutions to help clients reach their goals. Founded in 1834, Old National has grown to include client-focused financial services operations throughout Indiana, Illinois, Ohio, Kentucky, Tennessee and Missouri. With a special attention to service quality, Old National provides individuals and businesses financial solutions through a broad range of banking services as well as trust and investment services, insurance and brokerage services and investment products. For more information please visit the company's website at www.oldnational.com.

Forward-Looking Statement

This press release and the slides referenced in this release contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward- looking statements include expressions such as "expects," "intends," "believes," "anticipates," and "should," which are statements of belief as to the expected outcomes of future events. Actual results could materially differ from those presented. Internal and external factors that might cause such a difference include, but are not limited to, market, economic, operational, liquidity, credit and interest rate risks associated with Old National's business, competition, government legislation and policies, ability of Old National to execute its business plan and implement the ASCEND project initiatives, credit quality trends and the ability to generate loans, other matters discussed in this news release and the slides referenced in this release, and other factors identified in the company's form 10-K and other periodic filings with the Securities and Exchange Commission. Actual results could materially differ from those contained in or implied by such statements. Old National undertakes no obligation to release revisions to these forward-looking statements or reflect events or conditions after the date of this release.

Non-GAAP Financial Measures

The slides referenced in this release may contain non-GAAP financial measures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of the registrant's historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows (or equivalent statements) of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. In this regard, GAAP refers to generally accepted accounting principles in the United States. Pursuant to the requirements of Regulation G, Old National Bancorp has provided reconciliations within the slides, as necessary, of the non-GAAP financial measure to the most directly comparable GAAP financial measure.